Exhibit 10.5

SUBSCRIPTION ESCROW AGREEMENT

ESCROW AGREEMENT, dated as of                             , 2004, (the “Agreement”) by and among Paladin Realty Income Properties, Inc., a Maryland corporation (the “Company”), and Deutsche Bank Trust Company Americas, a New York banking corporation, a wholly-owned subsidiary of Deutsche Bank AG, as escrow agent (the “Escrow Agent”).

WHEREAS, the Company has filed a Registration Statement on Form S-11 (Registration No. 333-113863) with the Securities and Exchange Commission (the “SEC”) to commence an initial public offering (the “Offering”) of up to 35,000,000 shares of common stock (“Shares”), at $10.00 per share for sale to the public with a minimum offering of $2,000,000 in Shares, exclusive of subscriptions received from residents of the State of Pennsylvania (such amount, the “Minimum Amount” and such offering, the “Minimum Offering”) through Prospect Financial Advisors, LLC, the dealer manager for the offering (the “Dealer Manager”), and the broker-dealers participating in the offering (the “Participating Dealers”);

WHEREAS, the Escrow Agent agrees to maintain an Escrow Account (as defined below) for the deposit of the subscriber’s subscription funds raised in the Offering together with any earnings thereon (the “Escrow Property”) in accordance with the terms of this Agreement; and

WHEREAS, the Company and the Dealer Manager have entered into a Dealer Manager Agreement dated                         , 2004 pursuant to which the Company shall require the Dealer Manager and any Participating Dealers to comply with certain procedures relating to the Dealer Manager and the Participating Dealers contained herein;

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged by each of the parties hereto, the parties hereto, intending to be legally bound, do hereby agree as follows:

Section 1. Appointment of the Escrow Agent. The Company hereby appoints Deutsche Bank Trust Company Americas as escrow agent in accordance with the terms and conditions set forth herein, and the Escrow Agent hereby accepts such appointment.

Section 2. Proceeds to be Escrowed; Subscription Documents to be Escrowed.

(a) A sample copy of the subscription agreement to be executed by each subscriber for Shares in the Offering is attached as Exhibit A (the “Subscription Agreement”). Pursuant to the terms of the Dealer Manager Agreement, the Dealer Manager or the Participating Dealers who receive subscriptions for shares will, on behalf of such persons subscribing to purchase Shares, remit funds (“Investor Funds”) representing the purchase price in the form of funds wired to the Escrow Agent pursuant to the wire transfer instructions attached hereto as Exhibit B in favor of, “Paladin Realty Income Properties, Inc.” or “Paladin REIT” (collectively

“Instruments of Payment”) for deposit into the Escrow Account. All such funds received from subscribers in payment for the Shares so delivered to the Escrow Agent by the Dealer Manager or the Participating Dealers shall be retained in escrow by the Escrow Agent in a separate deposit account (the “Escrow Account”) upon the terms and conditions hereinafter set forth and invested as stated below. Such Instruments of Payment received from residents of the State of Pennsylvania shall be placed in a separate deposit sub-account of the Escrow Account entitled “Deutsche Bank Trust Company Americas, as Escrow Agent for Pennsylvania residents (Paladin Realty Income Properties, Inc.)” (the “Pennsylvania Account”). The Escrow Agent shall have no duty to solicit the Investor Funds from subscribers.

(b) The Escrow Property shall be held by the Escrow Agent in the Escrow Account until such funds are either disbursed to the Company in accordance with Section 4(a) hereof or returned to the subscribers in accordance with Section 4(b) hereof.

(c) Pursuant to the terms of the Dealer Manager Agreement, the Dealer Manager and the Participating Dealers will deliver to the Escrow Agent the executed Subscription Agreements and other documents executed by subscribers in connection with subscribing for Shares (collectively, the Subscription Documents”) concurrently with the Instruments of Payment relating to such subscriptions. The Escrow Agent shall deliver to Phoenix American Financial Services, Inc. on a daily basis a report listing the Instruments of Payment received from the Dealer Manager and Participating Dealers on that date. Within one (1) day of receipt of Subscription Documents for any subscriber, the Escrow Agent shall cause such Subscription Documents to be delivered to Phoenix American Financial Services, Inc.

Section 3. Identity of Subscribers. The Dealer Manager or the Participating Dealers shall furnish to the Escrow Agent with each delivery of funds, as provided in Section 2 hereof, a list of the persons who have paid money for the purchase of Shares showing the name, address, tax identification number, state of residence, amount of Shares subscribed for, and the amount of money paid. The information comprising the identity of investors shall be provided to the Escrow Agent in the format set forth in the List of Investors attached as Exhibit C. All proceeds so deposited shall remain the property of the subscriber and shall not be subject to any liens or charges by the Company, or the Escrow Agent, until released to the Company as hereinafter provided.

Section 4. Disbursement of Escrow Property. The Escrow Agent shall notify the Company on a weekly basis (and more frequently if requested by the Company) of the amount of funds in the Escrow Account as well as the activity in the Escrow Account since the last report. The Escrow Property shall be disbursed as follows:

(a) If payments of the Minimum Amount or more for Shares are obtained on or prior to the date that is one year after the effective date of the Registration Statement (the “Minimum Offering Expiration Date”) and the Company has delivered a written notice (the “Minimum Offering Notice”) attached as Exhibit D, signed jointly by two Authorized Persons (as defined in Section 12(q)) of the Company, stating that it has received and accepted Subscription Agreements for the Minimum Amount of Shares, thereafter the Escrow Agent shall pay out the Escrow Property when and as directed by any Authorized Person of the

Company. Regardless of any payout of Escrow Account, funds in the Pennsylvania Account shall not be paid to the Company until such time as the Company notifies the Escrow Agent in writing that it has received and accepted total subscription proceeds equal to or exceeding $19,250,000.

(i) Notwithstanding the foregoing, if the Escrow Agent is not in receipt of evidence of subscriptions accepted and Instruments of Payment totaling or exceeding $19,250,000 on or before the close of business on such date that is 120 days after commencement of the Offering (the “Initial Pennsylvania Escrow Period”), then the Company will notify the Pennsylvania investors within 10 calendar days after the end of the Initial Pennsylvania Escrow Period that they have a right to have their investment returned to them. If a Pennsylvania investor requests a return of such funds within 10 days of receipt of the notification, the Company shall deliver to the Escrow Agent a letter (a form of which is attached hereto as Exhibit E) instructing the Escrow Agent to remit the funds to the Pennsylvania investor and the funds will be returned to such investor within 15 calendar days after receipt by the Company of the Pennsylvania investor’s request so long as the Company gives written notice to the Escrow Agent within 5 days of its receipt of such Pennsylvania investor’s request.

(ii) The subscription proceeds of Pennsylvania Investors who do not request the return of their investment within the Initial Pennsylvania Escrow Period shall remain in the Pennsylvania Account for successive 120 day escrow periods (each a “Successive Escrow Period”), each commencing automatically upon the termination of the prior Successive Escrow Period, and the Company and the Escrow Agent shall follow the notification and payment procedure set forth in Section 4(a)(i) above with respect to the Initial Escrow Period for each Successive Escrow Period until the occurrence of the earlier of (i) the termination of this Agreement or (ii) the Company has notified the Escrow Agent in writing that it has received and accepted subscriptions and Instruments of Payment totaling $19,250,000 and the Escrow Agent has disbursed the Pennsylvania Account on the terms specified herein.

(iii) Interest will not accrue nor be payable to Pennsylvania Investors for the Initial Pennsylvania Escrow Period. Interest will accrue commencing with the start of the first Successive Escrow Period after the Initial Pennsylvania Escrow Period and will be payable with the return if any of Pennsylvania investor funds at the end each Successive Escrow Period. In the event that a Pennsylvania subscriber fails to remit an executed Form W-9 to the Escrow Agent prior to the date the Escrow Agent returns the Pennsylvania subscriber’s funds, the Escrow Agent will be required to withhold a portion of the earnings attributable to those Pennsylvania subscribers at the applicable rate in accordance with Section 3406 of the Internal Revenue Code of 1986, as amended.

(iv) If the Minimum Offering has not been achieved by the Minimum Offering Expiration Date, Pennsylvania investors’ funds will be distributed with all other funds as provided in (b) below.

(b) If the Escrow Agent does not receive the Minimum Offering notice within one (1) business day of the Minimum Offering Expiration Date, the Escrow Agent shall promptly, in any event within ten business days following the Minimum Offering Expiration

Date by check refund to each investor at the address appearing on the List of Investors, or at such other address as shall be furnished to the Escrow Agent by the Company in writing, all sums paid by the investor pursuant to his Subscription Agreement for Shares, together with the interest accrued on such funds in the Escrow Account, and shall then notify the Company in writing of such refunds. The Company agrees to use its best efforts to obtain an executed IRS Form W-9 from each subscriber prior to the Minimum Offering Expiration Date if the Escrow Agent is not in receipt of evidence that subscriptions for the Minimum Amount have been accepted at the close of business on the date which is one month before the Minimum Offering Expiration Date. In the event that a subscriber fails to remit an executed Form W-9 to the Escrow Agent prior to the date the Escrow Agent returns the subscriber’s funds, the Escrow Agent will be required to withhold a portion of the earnings attributable to those subscribers at the applicable rate in accordance with Section 3406 of the Internal Revenue Code of 1986, as amended.

(c) Upon the termination of the Escrow Agreement any remaining Escrow Property shall be forwarded to the Company in accordance with the Company’s written directions.

Section 5. Investment of the Escrow Property. Prior to the disbursement of Escrow Property in accordance with the provisions of Section 4 hereof, at the written direction of an Authorized Person (as hereinafter defined) the Escrow Agent shall invest and reinvest all of the Escrow Property in any of the following investments:

(1) Money Market or Mutual Funds registered under the Investment Act of 1940;

(2) direct obligations of, or obligations fully guaranteed as to principal and interest by, the United States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States; or

(3) other short term investments as selected by an Authorized Person (as hereinafter defined) from time to time.

The Escrow Agent shall have no obligation to invest or reinvest the Escrow Property if deposited with the Escrow Agent after noon (E.S.T.) on such day of deposit. Instructions received after noon (E.S.T.) will be treated as if received on the following business day. The Escrow Agent shall have no responsibility for any investment losses resulting from the investment, reinvestment or liquidation of the Escrow Property. Any interest or other income received on such investment and reinvestment of the Escrow Property shall become part of the Escrow Property and any losses incurred on such investment and reinvestment of the Escrow Property shall be debited against the Escrow Property.

If a selection is not made and a written direction not given to the Escrow Agent, the Escrow Property shall remain uninvested with no liability for interest thereon.

It is agreed and understood that the Escrow Agent may earn fees associated with the investments outlined above in accordance with the terms of such investments. Notwithstanding the foregoing, the Escrow Agent shall have the power to sell or liquidate the foregoing investments whenever the Escrow Agent shall be required to release all or any portion of the Escrow Property pursuant to Section 5 hereof. In no event shall the Escrow Agent be deemed an investment manager or adviser in respect of any selection of investments hereunder. It is understood and agreed that the Escrow Agent or its affiliates are permitted to receive additional compensation that could be deemed to be in the Escrow Agent’s economic self-interest for (1) serving as investment adviser, administrator, shareholder servicing agent, custodian or sub-custodian with respect to certain of the investments, (2) using affiliates to effect transactions in certain investments and (3) effecting transactions in investments.

Section 6. Term of Escrow. This Agreement shall be effective as of the date the Registration Statement is declared effective by the SEC as such date is promptly notified to the Escrow Agent by the Company in writing. Unless otherwise provided in this Agreement, final termination of this Agreement shall occur on (1) the date that the Company and the Escrow Agent shall mutually agree in writing to terminate this Agreement or (2) after termination of this Offering, the date on which all funds held in the Escrow Account have been distributed in accordance with the terms hereof in each case.

The provisions of Sections 8, 10 and 11 shall survive the termination of this Escrow Agreement and the earlier resignation or removal of the Escrow Agent.

Section 7. Issuance of Certificates. Until the terms of the Escrow Agreement with respect to Shares have been met and the funds hereunder received from subscriptions for Shares have been released to the Company, the Company may not issue any certificates or other evidence of Shares, except Subscription Agreements.

Section 8. Compensation of the Escrow Agent. As compensation for serving as the Escrow Agent hereunder, the Escrow Agent shall receive from the Company the fees, charges and reimbursement of expenses as agreed to between the Company and Escrow Agent on Schedule A attached hereto. The Company shall reimburse the Escrow Agent on demand for all loss, liability, damage, disbursements, advances or expenses paid or incurred by it which the Company is obligated to pay or indemnify the Escrow Agent for pursuant to the terms hereof in the administration of its duties hereunder, including, but not limited to, all counsel, advisors’ and agents’ fees and disbursements and all taxes or other governmental charges. The obligations contained in this Section 8 shall survive the termination of this Escrow Agreement and the resignation or removal of the Escrow Agent.

Section 9. Resignation of the Escrow Agent. The Escrow Agent may resign and be discharged from its duties hereunder at any time by giving thirty (30) calendar days’ prior written notice of such resignation to the Company. The Company may remove the Escrow Agent at any time by giving thirty (30) calendar days’ prior written notice to the Escrow Agent. Upon such notice, a successor escrow agent shall be appointed by the Company who shall provide written notice of such to the resigning the Escrow Agent. Such successor escrow agent shall become the escrow agent hereunder upon the resignation or removal date specified in such notice. If the Company is unable to agree upon a successor escrow agent within thirty (30) days after such notice, the Escrow Agent may, in its sole discretion, deliver the Escrow Property to the Company at the address provided herein or may apply to a court of competent jurisdiction for the appointment of a successor escrow agent or for other appropriate relief. The costs and expenses (including its attorneys’ fees and expenses) incurred by the Escrow Agent in connection with such proceeding shall be paid by the Company. Upon receipt of the identity of the successor escrow agent, the Escrow Agent shall deliver the Escrow Property then held hereunder to the successor Escrow Agent, less the Escrow Agent’s fees, costs and expenses or other obligations owed to the Escrow Agent to be paid from any interest earned in respect of the Escrow Property, or hold any interest earned in respect of the Escrow Property (or any portion thereof), pending distribution, until all such fees, costs and expenses or other obligations are paid. Upon its resignation and delivery of the Escrow Property as set forth in this Section 9, the Escrow Agent shall be discharged of and from any and all further obligations arising in connection with the Escrow Property or this Agreement.

Section 10. Indemnification of the Escrow Agent. The Company shall indemnify, defend and hold harmless the Escrow Agent and its officers, directors, employees, representatives and agents, from and against and reimburse the Escrow Agent for any and all claims, expenses, obligations, liabilities, losses, damages, injuries (to person, property, or natural resources), penalties, stamp or other similar taxes, actions, suits, judgments, reasonable costs and expenses (including reasonable attorney’s fees and expenses) of whatever kind or nature regardless of their merit, demanded, asserted or claimed against the Escrow Agent directly or indirectly relating to, or arising from, claims against the Escrow Agent by reason of its participation in the transactions contemplated hereby, including without limitation all reasonable costs required to be associated with claims for damages to persons or property, and reasonable attorneys’ and consultants’ fees and expenses and court costs except to the extent caused by the Escrow Agent’s gross negligence or willful misconduct. The provisions of this Section 10 shall survive the termination of this Agreement or the earlier resignation or removal of the Escrow Agent.

Section 11. The Escrow Agent.

(a) The duties, responsibilities and obligations of the Escrow Agent shall be limited to those expressly set forth herein and no duties, responsibilities or obligations shall be inferred or implied against the Escrow Agent. The Escrow Agent shall not be subject to, nor required to comply with, any other agreement to which the Company is a party, even though reference thereto may be made herein, or to comply with any direction or instruction (other than those contained herein or delivered in accordance with this Escrow Agreement) from the Company or an entity acting on its behalf. The Escrow Agent shall not be required to expend or risk any of its own funds or otherwise incur any liability, financial or otherwise, in the performance of any of its duties hereunder.

(b) The Escrow Property shall be held by the Escrow Agent either directly or through the Federal Reserve/Treasury Book-Entry System for United States and federal agency securities (the “Book-Entry System”), The Depository Trust Company, a clearing agency registered with the Securities and Exchange Commission (“DTC”), or through any other clearing agency or similar system (a “Clearing Agency”). The Escrow Agent shall have no responsibility and shall not be liable for ascertaining or acting upon any calls, conversions, exchange offers, tenders, interest rates changes, or similar matters relating to securities held at

DTC or with any Clearing Agency unless the Escrow Agent shall have received actual and timely notice of the same, nor shall the Escrow Agent have any responsibility or liability for the actions or omissions to act of the Book-Entry System, DTC or any Clearing Agency.

(c) If at any time the Escrow Agent is served with any judicial or administrative order, judgment, decree, writ or other form of judicial or administrative process which in any way affects the Escrow Property (including but not limited to orders of attachment or garnishment or other forms of levies or injunctions or stays relating to the transfer of the Escrow Property), the Escrow Agent is authorized to comply therewith in any manner it or legal counsel of its own choosing deems appropriate; and if the Escrow Agent complies with any such judicial or administrative order, judgment, decree, writ or other form of judicial or administrative process, the Escrow Agent shall not be liable to any of the parties hereto or to any other person or entity even though such order, judgment, decree, writ or process may be subsequently modified or vacated or otherwise determined to have been without legal force or effect.

(d) The Escrow Agent shall not be liable for any action taken or omitted or for any loss or injury resulting from its actions or its performance or lack of performance of its duties hereunder in the absence of gross negligence or willful misconduct on its part. In no event shall the Escrow Agent be liable (i) for acting in accordance with or conclusively relying upon any instruction, notice, demand, certificate or document from the Company or any entity acting on behalf of the Company, (ii) for any indirect, consequential, punitive or special damages, regardless of the form of action and whether or not any such damages were foreseeable or contemplated, (iii) for the acts or omissions of its nominees, correspondents, designees, agents, subagents or subcustodians, (iv) for the investment or reinvestment of any cash held by it hereunder, in each case in good faith, in accordance with the terms hereof, including without limitation any liability for any delays (not resulting from its gross negligence or willful misconduct) in the investment or reinvestment of the Escrow Property, or any loss of interest or income incident to any such delays, or (v) for an amount in excess of the value of the Escrow Property, valued as of the date of deposit, but only to the extent of direct money damages.

(e) The Escrow Agent may consult with legal counsel of its own choosing at the expense of the Company as to any matter relating to this Escrow Agreement, and the Escrow Agent shall not incur any liability in acting in good faith in accordance with any advice from such counsel. If such expenses are to be billed to the Company, the Company will be informed of such expenses before they are incurred; provided, however, that failure to provide such notice will not affect the Company’s payment obligations hereunder.

(f) The Escrow Agent shall not incur any liability for not performing any act or fulfilling any duty, obligation or responsibility hereunder by reason of any occurrence beyond the control of the Escrow Agent (including but not limited to any act or provision of any present or future law or regulation or governmental authority, any act of God or war, civil unrest, local or national disturbance or disaster, any act of terrorism or the unavailability of the Federal Reserve Bank wire or facsimile or other wire or communication facility).

(g) The Escrow Agent shall be entitled to conclusively rely upon any order, judgment, certification, demand, notice, instrument or other writing delivered to it hereunder without being required to determine the authenticity or the correctness of any fact stated therein or the propriety or validity or the service thereof. The Escrow Agent may act in conclusive reliance upon any instrument or signature believed by it to be genuine and may assume that any person purporting to give receipt or advice to make any statement or execute any document in connection with the provisions hereof has been duly authorized to do so.

(h) The Escrow Agent shall not be responsible in any respect for the form, execution, validity, value or genuineness of documents or securities deposited hereunder, or for any description therein, or for the identity, authority or rights of persons executing or delivering or purporting to execute or deliver any such document, security or endorsement. The Escrow Agent shall not be called upon to advise any party as to the wisdom in selling or retaining or taking or refraining from any action with respect to any securities or other property deposited hereunder.

(i) The Escrow Agent shall not be under any duty to give the Escrow Property held by it hereunder any greater degree of care than it gives its own similar property and shall not be required to invest any funds held hereunder except as directed in this Escrow Agreement. Uninvested funds held hereunder shall not earn or accrue interest.

(j) At any time the Escrow Agent may request an instruction in writing in English from the Company and may, at its own option, include in such request the course of action it proposes to take and the date on which it proposes to act, regarding any matter arising in connection with its duties and obligations hereunder. The Escrow Agent shall not be liable for acting in accordance with such a proposal on or after the date specified therein, provided that the specified date shall be at least three (3) business days after the Company receives the Escrow Agent’s request for instructions and its proposed course of action, and provided further that, prior to so acting, the Escrow Agent has not received the written instructions requested.

(k) When the Escrow Agent acts on any information, instructions, communications, (including, but not limited to, communications with respect to the delivery of securities or the wire transfer of funds) sent by telex, facsimile, email or other form of electronic or data transmission, the Escrow Agent, absent gross negligence, shall not be responsible or liable in the event such communication is not an authorized or authentic communication of the Company or is not in the form the Company sent or intended to send (whether due to fraud, distortion or otherwise). The Company shall indemnify the Escrow Agent against any loss, liability, claim or expense (including legal fees and expenses) it may incur with its acting in accordance with any such communication.

(l) In the event of any ambiguity or uncertainty hereunder or in any notice, instruction or other communication received by the Escrow Agent hereunder, the Escrow Agent may, in its sole discretion, refrain from taking any action other than to retain possession of the Escrow Property, unless the Escrow Agent receives written instructions, signed by the Company which eliminates such ambiguity or uncertainty.

(m) In the event of any dispute between or conflicting claims among the Company and any other person or entity with respect to any Escrow Property, the Escrow Agent shall be entitled, in its sole discretion, to refuse to comply with any and all claims, demands or instructions with respect to such Escrow Property so long as such dispute or conflict shall continue, and the Escrow Agent shall not be or become liable in any way to the Company or any other person for failure or refusal to comply with such conflicting claims, demands or instructions. The Escrow Agent shall be entitled to refuse to act until, in its sole discretion, either (i) such conflicting or adverse claims or demands shall have been determined by a final order, judgment or decree of a court of competent jurisdiction, which order, judgment or decree is not subject to appeal, or settled by agreement between the conflicting parties as evidenced in a writing satisfactory to the Escrow Agent or (ii) the Escrow Agent shall have received security or an indemnity satisfactory to it sufficient to hold it harmless from and against any and all losses which it may incur by reason of so acting. Any court order, judgment or decree shall be accompanied by a legal opinion by counsel for the presenting party, satisfactory to the Escrow Agent, to the effect that said order, judgment or decree represents a final adjudication of the rights of the parties by a court of competent jurisdiction, and that the time for appeal from such order, judgment or decree has expired without an appeal having been filed with such court. The Escrow Agent shall act on such court order and legal opinions without further question. The Escrow Agent may, in addition, elect, in its sole discretion, to commence an interpleader action or seek other judicial relief or orders as it may deem, in its sole discretion, necessary. The costs and expenses (including reasonable attorneys’ fees and expenses) incurred in connection with such proceeding shall be paid by, and shall be deemed an obligation of, the Company.

(n) The Escrow Agent shall have no responsibility for the contents of any writing of the arbitrators or any third party contemplated herein as a means to resolve disputes and may conclusively rely without any liability upon the contents thereof.

(o) The Escrow Agent does not have any interest in the Escrow Property deposited hereunder but is serving as escrow holder only and having only possession thereof. The Company shall pay or reimburse the Escrow Agent upon request for any transfer taxes or other taxes relating to the Escrow Property incurred in connection herewith and shall indemnify and hold harmless the Escrow Agent from any amounts that it is obligated to pay in the way of such taxes. Any payments of income from this Escrow Account shall be subject to withholding regulations then in force with respect to United States taxes. The Company will provide the Escrow Agent with appropriate W-9 forms for tax identification number certifications, or W-8 forms for non resident alien certifications. This paragraph shall survive notwithstanding any termination of this Escrow Agreement or the resignation or removal of the Escrow Agent.

(p) The Escrow Agent shall provide to the Company weekly statements identifying transactions, transfers or holdings of Escrow Property and each such statement shall be deemed to be correct and final upon receipt thereof by the Company unless the Escrow Agent is notified in writing, by the Company, to the contrary within thirty (30) business days of the date of such statement.

Section 12. Miscellaneous.

(a) This Agreement embodies the entire agreement and understanding among the parties relating to the subject matter hereof.

(b) This Agreement shall be governed by and construed in accordance with the laws of the State of New York without reference to the principles of conflict of laws.

(c) Each of the parties hereto hereby irrevocably consents to the jurisdiction of the courts of the State of New York and of any Federal Court located in the Borough of Manhattan in such State in connection with any action, suit or other proceeding arising out of or relating to this Agreement or any action taken or omitted hereunder, and waives any claim of forum non conveniens and any objections as to laying of venue. Each party further waives personal service of any summons, complaint or other process and agrees that service thereof may be made by certified or registered mail directed to such person at such person’s address for purposes of notices hereunder.

(d) All notices and other communications under this Agreement shall be in writing in English and shall be deemed given when delivered personally, on the next Business Day after delivery to a recognized overnight courier or mailed first class (postage prepaid) or when sent by facsimile to the parties (which facsimile copy shall be followed, in the case of notices or other communications sent to the Escrow Agent, by delivery of the original) at the following addresses (or to such other address as a party may have specified by notice given to the other parties pursuant to this provision):

If to the Company, to:

Paladin Realty Income Properties, Inc.

10880 Wilshire Boulevard, Suite 1400

Los Angeles, California 90024

Facsimile: (310) 575-3258

Attention: Michael B. Lenard

with a copy to:

King & Spalding LLP

191 Peachtree Street

Atlanta, Georgia 30303

Facsimile: 404-572-5148

Attention: Scott J. Arnold

If to the Escrow Agent, to:

Deutsche Bank Trust Company Americas

60 Wall Street, 27th Floor

Mail Stop: NYC60-2710

New York, New York 10005

Facsimile: (212) 797-8623

Attention: Manager, Escrow Team

If the Dealer Manager, to:

Prospect Financial Advisors, LLC

11355 West Olympic Boulevard

Suite 220

Los Angeles, CA 90064

Facsimile: (310) 479-7736

Attention: Brooke Buckley

If to Phoenix American Financial Services, Inc., to:

Phoenix American Financial Services, Inc.

2401 Kerner Boulevard

San Rafael, California 94901

Facsimile: (415) 485-4553

Attention: Anne Rabbitt

(e) The headings of the Sections of this Agreement have been inserted for convenience and shall not modify, define, limit or expand the express provisions of this Agreement.

(f) This Agreement and the rights and obligations hereunder of parties hereto may not be assigned except with the prior written consent of the other parties hereto. This Agreement shall be binding upon and inure to the benefit of each party’s respective successors and permitted assigns. Except as expressly provided herein, no other person shall acquire or have any rights under or by virtue of this Agreement. This Agreement is intended to be for the sole benefit of the parties hereto, and (subject to the provisions of this Section 10(f)) their respective successors and assigns, and none of the provisions of this Agreement are intended to be, nor shall they be construed to be, for the benefit of any third person.

(g) This Agreement may not be amended, supplemented or otherwise modified without the prior written consent of the parties hereto.

(h) The Escrow Agent makes no representation as to the validity, value, genuineness or the collectability of any security or other document or instrument held by or delivered to it.

(i) The Escrow Agent shall not be called upon to advise any party as to the wisdom in selling or retaining or taking or refraining from any action with respect to any securities or other property deposited hereunder.

(j) Any payments of income from the Escrow Property shall be subject to withholding regulations then in force with respect to United States taxes. The Company will provide the Escrow Agent with its Employer Identification Number for use by the Escrow Agent if necessary. It is understood that the Escrow Agent shall be responsible for income reporting only with respect to income earned on the Escrow Property and will not be responsible for any other reporting.

(k) This Agreement may be executed in two or more counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

(l) The rights and remedies conferred upon the parties hereto shall be cumulative, and the exercise or waiver of any such right or remedy shall not preclude or inhibit the exercise of any additional rights or remedies. The waiver of any right or remedy hereunder shall not preclude the subsequent exercise of such right or remedy.

(m) The Company hereby represents and warrants (i) that this Escrow Agreement has been duly authorized, executed and delivered on its behalf and constitutes its legal, valid and binding obligation and (ii) that the execution, delivery and performance of this Escrow Agreement by the Company does not and will not violate any applicable law or regulation.

(n) The invalidity, illegality or unenforceability of any provision of this Escrow Agreement shall in no way affect the validity, legality or enforceability of any other provision; and if any provision is held to be unenforceable as a matter of law, the other provisions shall not be affected thereby and shall remain in full force and effect.

(o) No printed or other material in any language, including prospectuses, notices, reports, and promotional material which mentions “Bankers Trust Company”, “Deutsche Bank Trust Company Americas” or “Deutsche Bank AG” or any of their respective affiliates by name or the rights, powers, or duties of the Escrow Agent under this Escrow Agreement shall be issued by any other parties hereto, or on such party’s behalf, without the prior written consent of the Escrow Agent.

(p) For purposes of this Agreement, “Business Day” shall mean any day that is not a Saturday or Sunday or a day on which banks are required or permitted by law or executive order to be closed in the City of New York.

(q) For purposes of sending and receiving instructions or directions hereunder, all such instructions or directions shall be, and the Escrow Agent may conclusively rely upon such instructions or directions, delivered, and executed by representatives of the Company designated on Scheduled I attached hereto and made a part hereof (each such representative, an “Authorized Person”) which such designation shall include specimen signatures of such representatives, as such Schedule B may be updated from time to time.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

PALADIN REALTY INCOME PROPERTIES, INC.

By:
Name:
Title:

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Escrow Agent

By:
Name:
Title:

Schedule A

[To be filed by amendment.]

Schedule B

Authorized Representatives of Paladin Realty Income Properties, Inc.

Name	Title	Specimen Signature
James R. Worms	President, Chief Executive Officer and Director

Michael B. Lenard	Executive Vice President, Secretary, Counselor and Director

John A. Gerson	Executive Vice President, Chief Financial Officer and Director

Scot E. Hadley	Controller

Exhibit A

Subscription Agreement

Exhibit B

Wire Transfer Instructions

Exhibit C

List of Investors

Pursuant to the Escrow Agreement dated                      by and between                     , (the “Company”), and Deutsche Bank Trust Company Americas (the “Escrow Agent”), the Company hereby certifies that the following Investors have paid the following amounts of money for the purchase of                                  (the “Shares”), and the money has been deposited with the Escrow Agent:

1.	Name of Subscriber
Mailing Address
State of Residence
Tax Identification Number
Amount of Shares subscribed for
Amount of money paid and deposited with Escrow Agent

2.	Name of Subscriber
Mailing Address
State of Residence
Tax Identification Number
Amount of Shares subscribed for
Amount of money paid and deposited with Escrow Agent

Exhibit D

Minimum Offering Notice

[Company Letterhead]

[DATE]

Deutsche Bank Trust Company Americas

60 Wall St. 27th

Floor Mail Stop: NYC60-2710

New York, New York 10005

Attention: Escrow Team

Telecopy: (212) 797-8623

You are hereby notified that the Company has received and accepted Subscription Agreements for the Minimum Amount of Shares. You are further notified that all conditions precedent to the issuance by the Company of this Minimum Offering Notice, under the Escrow Agreement or any other agreement, have been met. We therefore direct Deutsche Bank Trust Company Americas, as Escrow Agent, to distribute the Escrow Property in the following manner:

[Insert Wire Instructions]

Sincerely,

Authorized Person

Print Name

Authorized Person

Print Name

Exhibit E

Pennsylvania Escrow Return Notice

[Company Letterhead]

[DATE]

Deutsche Bank Trust Company Americas

60 Wall St. 27th Floor

Mail Stop: NYC60-2710

New York, New York 10005

Attention: Escrow Team

Telecopy: (212) 797-8623

You are hereby notified that the Company has received a request by the Pennsylvania investor listed below to return any funds and interest attributable thereon to the investor pursuant to Section 4(a)(iii) of the Escrow Agreement included in the “Deutsche Bank Trust Company Americas, as Escrow Agent for Pennsylvania residents (Paladin Realty income Properties, Inc.)” escrow account (the “Individual Pennsylvania Investor Funds”). We therefore direct Deutsche Bank Trust Company Americas, as Escrow Agent, to return to the Pennsylvania investor listed below the Individual Pennsylvania Investor Funds in the following manner within 15 days after             , the date on which the Pennsylvania investor requested return of such funds:

Name of Pennsylvania Subscriber

Mailing Address Tax

Identification Number

[Insert Wire Instructions]

Sincerely,

Authorized Person	Authorized Person

Print Name	Print Name